AMENDMENT TO

CUSTODY AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between EACH INVESTMENT COMPANY LISTED ON APPENDIX 1 HERETO (“Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Custody Agreement dated as of December 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. Appendix I of the Agreement is hereby amended to reflect the addition of the following fund(s):

•	Guggenheim Investment Grade CLO ETF (GCLO)

•	Guggenheim Enhanced Equity Income ETF (GEEQ)

•	Guggenheim Core Plus Bond ETF (GICP)

•	Guggenheim Securitized Income ETF (GISC)

•	Guggenheim Short Duration Income ETF (GISD)

•	Guggenheim Ultra Short Income ETF (GCSH)

2. Appendix I to the Agreement is hereby amended and restated in its entirety and replaced with the Appendix I attached hereto, which has been revised to incorporate the above referenced changes.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4. This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5. This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON	EACH FUND IDENTIFIED ON EXHIBIT A HERETO

By: /s/ Allison M. Gardner	By: /s/ Brian E. Binder

Name: Allison M. Gardner	Name: Brian E. Binder

Title: Senior Vice President	Title: President and CEO

Date: April 17, 2026	Date: April 17, 2026

EXHIBIT A

Dated: April 17, 2026

Fund Name	Tax Identification
Guggenheim Strategic Opportunities Fund	[ ]
Guggenheim Taxable Municipal Bond and Investment Grade Debt Trust	[ ]
Guggenheim Active Allocation Fund	[ ]
Guggenheim Funds Trust Guggenheim Macro Opportunities Fund	[ ]
Guggenheim Funds Trust Guggenheim Floating Rate Strategies Fund	[ ]
Guggenheim Funds Trust Guggenheim Total Return Bond Fund	[ ]
Guggenheim Funds Trust Guggenheim Municipal Income Fund	[ ]
Guggenheim Funds Trust Guggenheim Limited Duration Fund	[ ]
Guggenheim Funds Trust - Guggenheim Ultra Short Duration	[ ]
Guggenheim Active Investment Series (GAINS) - Core Plus Fund	[ ]
Guggenheim Active Investment Series (GAINS) - Limited Duration Fund	[ ]
Guggenheim Strategy Funds Trust Guggenheim Strategy Fund II	[ ]
Guggenheim Strategy Funds Trust Guggenheim Strategy Fund III	[ ]
Guggenheim Strategy Funds Trust Guggenheim Variable Insurance Strategy Fund III	[ ]
Guggenheim Funds Trust Guggenheim Core Bond Fund	[ ]
Guggenheim Funds Trust Guggenheim High Yield Fund	[ ]
Guggenheim Variable Funds Trust - Series E (Total Return Bond Series)	[ ]
Guggenheim Variable Funds Trust - Series P (High Yield Series)	[ ]
Guggenheim Variable Funds Trust - Series F (Floating Rate Strategies Series)	[ ]
Guggenheim Macro Opportunities Fund CFC*	[ ]
Guggenheim Investment Grade CLO ETF (GCLO)	[ ]

Guggenheim Enhanced Equity Income ETF (GEEQ)	[ ]
Guggenheim Core Plus Bond ETF (GICP)	[ ]
Guggenheim Securitized Income ETF (GISC)	[ ]
Guggenheim Short Duration Income ETF (GISD)	[ ]
Guggenheim Ultra Short Income ETF (GCSH)	[ ]

* Indicates Fund will not receive full 1940 Act fund services.